Exhibit (h)(40)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (this “Agreement”), dated as of January 19, 2022, by and among MML Series Investment Fund, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Trust”), on behalf of itself and each fund, severally and not jointly, listed on Attachment A under the heading “Acquiring Funds,” as such Attachment A shall be amended from time to time (each such fund, an “Acquiring Fund”, and together, the “Acquiring Funds”); MML Investment Advisers, LLC, a limited liability company organized under the laws of Delaware (the “Adviser”); American Funds Insurance Series, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the “Series”); Capital Research and Management Company, a corporation organized under the laws of the State of Delaware (“CRMC”); each fund, severally and not jointly, listed on Attachment B under the heading “Series Funds”, as such Attachment B shall be amended from time to time (each such fund listed under the heading “Series Funds”, a “Series Fund”, and collectively, the “Acquired Funds”, and each of them, an “Acquired Fund”, and collectively with the Insurance Company, the Trust, the Adviser, the Acquiring Funds, the Series, CRMC and the Acquired Funds, the “Parties”, and each of them, a “Party”).

WHEREAS, the Series is divided into various Series Funds;

WHEREAS, the Trust is divided into various Acquiring Funds;

WHEREAS, each Acquired Fund and each Acquiring Fund is registered with the SEC as an investment company under the 1940 Act;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits one or more Acquiring Funds to invest in one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, one or more Acquiring Funds may, from time to time, desire to invest in one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) of the 1940 Act in compliance with the conditions of the Rule; and

NOW THEREFORE, in accordance with the Rule, the Parties desire to set forth the following terms pursuant to which one or more Acquiring Funds may invest in one or more Acquired Funds in compliance with the conditions of the Rule.

1.	(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist each Acquired Fund’s investment adviser with making the required findings under the Rule, the Parties agree as follows:

(i) Redemptions. The Trust, the Adviser and each Acquiring Fund hereby acknowledges and agree that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may, in its sole discretion, honor any redemption request, partially or wholly in-kind.

(ii) Timing and advance notice of redemptions. Each Acquiring Fund will (x) use reasonable efforts to provide advance notification of (A) at least twenty (20) business days prior to placing any redemption request for shares of an Acquired Fund the value of which exceeds 5% of the total net assets of the Acquired Fund, and (B) at least ten (10) business days prior to placing any redemption request for shares of an Acquired Fund the value of which, in the aggregate, exceeds 3% of the total net assets of the Acquired Fund (but is less than 5% of the total net assets), and (y) work in good faith with the Acquired Fund(s) to determine the most efficient and effective way to satisfy the redemption request in the best interests of both the Acquired Fund(s) and each Acquiring Fund in each case whenever practicable and only if consistent with the Acquiring Fund’s and its shareholders’ best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the applicable Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.            (a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) of the 1940 Act, the Series, CRMC and each Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to any Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b) The Series, CRMC and each Acquired Fund hereby represent and warrant to the I Trust that: (i) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act (collectively, the “SEC Filings”) with respect to the Series and each Acquired Fund has been filed with the SEC in the form previously delivered to the Trust, and copies of any and all amendments thereto will be forwarded to the Trust at the time that they are filed with the SEC; (ii) the Series and each Acquired Fund is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the state of its organization; (iii) the shares of any Acquired Fund sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series and each Acquired Fund will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Acquired Funds are sold; (iv) the Series and each Acquired Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series’ and each Acquired Fund’s registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the “Prospectus”) shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series, CRMC or the Acquired Funds by the Trust expressly for use therein; and (v) the Series, CRMC and the Acquired Funds will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(c) The Series, CRMC and each Acquired Fund hereby represent and warrant to the Trust and Adviser that all of the Series and Acquired Fund trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Series or a Acquired Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series or Acquired Fund, as applicable, in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

(d) CRMC hereby represents and warrants to the Trust and the Adviser that: (i) it is lawfully organized and validly existing under the laws of its state of organization; (ii) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against the Series and CRMC in accordance with its terms; (iv) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; (v)      any information furnished in writing by the Series and CRMC for use in the registration statement or annual report of the Trust will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Trust’s registration statements failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; (vi) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and (vii) it will perform its obligations for the Series and the Acquired Funds in accordance in all material respects with the laws of the Series’ and Acquired Funds’ applicable state of organization and any applicable state and federal securities laws.

(e) The Series, CRMC and each Acquired Fund hereby represent and warrant to the Trust and the Adviser that an Acquired Fund in which an Acquiring Fund invests will only acquire securities of any other investment company or entity that would meet the definition of “investment company” in the 1940 Act in compliance with the conditions of the Rule.

3.            (a)  In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) of the 1940 Act, the Trust, the Adviser and each Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to an Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b) The Trust hereby represents and warrants to the Series, CRMC and each Acquired Fund that (i) the shares of each Acquiring Fund are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (iv) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform, in all material respects, to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by the Series, CRMC or an Acquired Fund expressly for use therein; and (v) the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

(c) The Adviser hereby represents and warrants to the Series, CRMC and each Acquired Fund that: (i) it is lawfully organized and validly existing under the laws of the State of Delaware; (ii) it is duly registered as an investment adviser under the 1940 Act and will remain duly registered under all applicable federal and state securities laws; (iii) it will perform its obligations for the Trust in accordance in all material respects with the laws of The Commonwealth of Massachusetts and any applicable state and federal securities laws.

(d) The Trust and the Adviser each hereby agree that for as long as this Agreement is in effect and an Acquiring Fund holds more than 25% of an Acquired Fund’s total outstanding voting securities, all proxies received by the Trust or the Adviser for matters requiring approval by shareholders of such Acquired Fund shall be echo voted in the same proportion as the votes cast for those shares held by other shareholders of the Acquired Fund who are not affiliated with the Adviser.

(e) The Adviser hereby represents, warrants and covenants that it has adopted policies and procedures designed to prevent either it or its control affiliates (as such term is defined by Section 2(a)(3)(C) of the 1940 Act) from attempting the influence the operations of any Acquired Fund.

4.            The Series agrees to make Class 1 shares of each Series Fund available for investment by the Acquiring Funds.

5.            The Series and each Acquired Fund reserves the right to temporarily suspend sales if the Board of Trustees of the Series or applicable Acquired Fund (the “Acquired Fund Board”), acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Acquired Fund Board may refuse to sell shares of any Acquired Fund to any person, or suspend or terminate the offering of shares of any Acquired Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Acquired Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Acquired Fund, and as consistent with its antimarket-timing and late trading policies and procedures.

6.            The Trust hereby represents, warrants and covenants that it has adopted policies and procedures designed to detect and discourage short-term or disruptive trading practices.

7.            The Series, CRMC and each Acquired Fund hereby consent to the Trust’s use of the names of the Series and CRMC, as well as the names of the Acquired Funds listed on Attachment B attached hereto, in connection with marketing the Acquiring Funds. The Series, CRMC and each Acquired Fund hereby consent to the use of any trademark, trade name, service mark or logo used by the Trust, subject to the Series’, CRMC’s and the applicable Acquired Fund’s approval of such use and in accordance with reasonable requirements of the Series, the Acquired Fund or CRMC. Such consent will terminate with the termination of this Agreement. The Trust hereby agrees and acknowledge that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Series, CRMC and/or the Acquired Funds.

8.            (a) The Trust and their affiliates shall make no representations concerning the Series’ shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series’, the Acquired Funds’ Prospectus, in information published on the Series’, CRMC’s website, or in materials approved by CRMC or its affiliates.

(b) The Series, CRMC and each Acquired Fund and their affiliates shall make no representations concerning the Trust’s shares except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust, in such printed information subsequently issued on behalf of the Trust or the Insurance Company as supplemental to the Trust’s Prospectus, or in materials approved by the Trust or its affiliates.

9.            Indemnification.

(a) The Trust, the Adviser and each Acquiring Fund, as applicable, shall indemnify and hold harmless the Series, CRMC, each Acquired Fund, and each of their directors, officers, employees, and agents and each person who controls them within the meaning of the 1933 Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), to which they may be subject, insofar as such Losses arise out of or are based upon (i) the Trust’s, or the Adviser’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Trust’s, or the Adviser’s violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by the Trust, or the Adviser of any provision of this Agreement, including any representation, warranty or covenant made in this Agreement by any of them. The Trust, or the Adviser, as applicable, shall also reimburse the Series, CRMC, and the Acquired Funds for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Adviser, or the Trust may otherwise have to the Series, CRMC, and the Acquired Funds.

(b) The Series andCRMC shall each indemnify and hold harmless, the Trust, the Adviser, each Acquiring Fund, and each of their directors, officers, employees, and agents and each person who controls them within the meaning of the 1933 Act from and against any and all Losses to which they may be subject, insofar as such Losses arise out of or are based upon (i) the Series’ orCRMC’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Series’ orCRMC’s violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by the Series orCRMC of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by any of them. The Series andCRMC, as applicable, shall also reimburse the Trust, the Adviser, and each Acquiring Fund for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which the Series orCRMC may otherwise have to the Adviser, the Trust, and each Acquiring Fund.

(c) Promptly after receipt by a party entitled to indemnification under this Section 9 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this Section 9 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

10.            The Parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 9. This Agreement will terminate with respect to one, some or all of the Acquiring Funds and Acquired Funds:

(a)            by mutual agreement at any time;

(b)            any Party at any time upon sixty (60) days’ written notice;

(c)            at the option of the the Trust, CRMC or the Series or each Acquired Fund (with respect to that Acquired Fund) upon ten calendar days’ prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the terminating party’s business;

(d)            at the option of the Trust, upon ten calendar days’ prior written notice, if shares of the Series are not reasonably available or with respect to an Acquired Fund if shares of that Acquired Fund are not reasonably available;

(e)            at the option of the Trust, immediately upon written notice, if the Series or CRMC fails to qualify as a registered investment company under the Code or if the Trust reasonably and in good faith believes a Acquired Fund may fail to qualify; or

(f)            in the event the Series’ or an Acquired Funds’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of the Series’ shares as an underlying investment for the Acquiring Funds ; in such event prompt notice shall be given by the Trust or the Series or the Acquired Fund to each of the other parties;

The effective date for termination pursuant to any notice given under this section shall be calculated beginning with the date of receipt of such notice.

Upon termination of this Agreement, the Acquiring Fund(s) may not purchase additional shares of the Acquired Fund(s) beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

11.            All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered by registered or overnight mail or electronic mail to the address for each Party specified below, which address may be changed from time to time by written notice to the other Party:

If to the Trust, the Adviser and/or the Acquiring Fund(s):

MML Investment Advisers, LLC

1295 State Street

Springfield, MA 01111

Attention: Legal Department – Mutual Funds

Email: agoldberg@massmutual.com

If to the Series, CRMC, the Acquired Fund(s) and/or the Transfer Agent:

Michael Triessl

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Email: mcjt@capgroup.com

with copies (which shall not constitute notice) to:

Stephen T. Joyce

c/o American Funds Distributors, Inc.

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Email: stj@capgroup.com

and:

American Funds Service Company

Attention: Contract Administration

3500 Wiseman Boulevard

San Antonio, TX 78251-4321

Email: contract_admin@capitalgroup.com

12.            If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

13.            The obligations of the Trust, the Series and the Acquired Funds under this Agreement are not binding upon any of the trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Trust, the Series and each Acquired Fund individually, but bind only the Trust and the Series’ and the Acquired Funds’ assets. When seeking satisfaction for any liability of the Trust, the Series or an Acquired Fund in respect of this Agreement, each of the parties agree not to seek recourse against said trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if the Trust seeks satisfaction for any liability of the Series or an Acquired Fund in respect of this Agreement, the Trust may seek recourse against CRMC. The parties to this Agreement acknowledge that the obligations of each Acquiring Fund hereunder are several, not joint, and the assets and liabilities of each Acquiring Fund are separate and distinct. The parties hereto agree that all obligations and liabilities of an Acquiring Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Acquiring Fund and shall not be binding on or satisfied from any other series of the Trust or the trustees, directors, officers, members or shareholders of the Acquiring Fund or of any other series of the Trust. The Parties acknowledge that the obligations of each Acquired Fund hereunder are several, not joint, and the assets and liabilities of each Acquired Fund are separate and distinct. The Parties agree that all obligations and liabilities of an Acquired Fund arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Acquired Fund and shall not be binding on or satisfied from any other series of the Series or Acquired Fund, as applicable, or the trustees, directors, officers, members or shareholders of the Acquired Fund or of any other series of the Series or Acquired Fund, as applicable. Notwithstanding the applicability of Massachusetts law to this Agreement pursuant to Section 14, this provision with regard to the obligations and liabilities of the Trust, the Series and the Acquired Funds and their respective trustees, officers, employees or shareholders (except CRMC if it is a shareholder) shall control.

14.            This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without reference to its conflicts of law provisions.

15.            This Agreement and the Parties’ rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a Party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a Party shall not be deemed to be an assignment for purposes of this Agreement.

16.            Each Party agrees to maintain the confidentiality of all information (including personal financial information of the customers of either Party) received from the other Party pursuant to this Agreement. Each Party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

17.            Each Party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each Party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a Party, the other Party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party’s activities, (b) assist either Party in resolving disputes, reconciling records or responding to auditor’s inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a Party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The Parties agree to cooperate in good faith in providing records to one another under this provision.

18.            The following sections shall survive any termination of this Agreement: 5, 9, 11-18.

19.            Each Party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such Party and when so executed and delivered this Agreement will be the valid and binding obligation of such Party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations.

20.            If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

21.            This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

22.            In the event of a dispute between the Parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved Party’s notice of its intent to press the dispute, then before any party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously. One arbitrator is to be named by each Party to the disagreement and a fifth arbitrator to be selected by the four arbitrators named by the Parties. The expenses of such arbitration shall be paid by the non-prevailing Party. The arbitrators’ findings may only recommend compensatory damages. Should any Party not be satisfied with the arbitrators’ decision the Parties may seek any other legal recourse.

23.            The execution of this Agreement shall be deemed to constitute the termination of the FPA as of the date first above written.

24.            In the case of the Acquiring Funds (each, a “Massachusetts Trust”), a copy of the Declaration of Trust of each Massachusetts Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of a Massachusetts Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each Massachusetts Trust. For the avoidance of doubt, no director, trustee, officer, employee, agent, employee or shareholder of any other Registrant shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable series of each such Registrant

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MML SERIES INVESTMENT FUND,

on behalf of itself and each of the Acquiring Funds listed on Attachment A attached hereto

By:	/s/ Douglas Steele

Printed Name: Douglas Steele

Title: Vice President

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele

Printed Name: Douglas Steele

Title: Vice President

AMERICAN FUNDS INSURANCE SERIES,

on behalf of itself and each of the Series Funds listed on Attachment B attached hereto

By:	/s/ Maria Manotok

Printed Name: Maria Manotok

Title: Principal Executive Officer

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Maria Manotok

Printed Name: Maria Manotok

Title: Senior Vice President & Senior Counsel

ATTACHMENT A

List of Acquiring Funds

MML American Funds Core Allocation Fund

ATTACHMENT B

List of Series Funds

American Funds Insurance Series - Washington Mutual Investors Fund (Class 1 Shares)

American Funds Insurance Series - The Bond Fund of America (Class 1 Shares)

American Funds Insurance Series - Growth-Income Fund (Class 1 Shares)

American Funds Insurance Series - International Fund (Class 1 Shares)

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